UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 28, 2007

                              Compuware Corporation
             (Exact Name of Registrant as Specified in its Charter)

                        Commission File Number: 000-20900

                     Michigan                                38-2007430
         (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                Identification No.)

     One Campus Martius, Detroit, Michigan                   48226-5099
    (Address of Principal Executive Offices)                 (Zip Code)

      (Registrant's telephone number, including area code): (313) 227-7300

                                -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of its on-going efforts to reduce costs, on August 29, 2007, Compuware Corporation (the "Company") began communicating to affected employees a further centralization plan for a number of its product development activities, designed to reduce costs and improve operating efficiencies. This action will eliminate the positions of approximately 100 employees, and is anticipated to be completed by February 29, 2008. Details of the Company's plans are described in the press release attached hereto as Exhibit 99.1.

At this time, the Company estimates the costs to be incurred in connection with this effort to be approximately $4 million, of which approximately $2 million will be severance-related and approximately $2 million will relate to other costs such as lease abandonments and property and equipment impairment. Approximately $3.5 million of the above costs will result in future cash expenditures. The Company committed to proceeding with the realignment on August 29, 2007 when management finalized its decision to proceed and began communicating the realignment to affected employees.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On August 28, 2007 at the annual shareholders meeting of the Company, the shareholders approved the adoption of the 2007 Long Term Incentive Plan (the "LTIP"), which the Board of Directors adopted effective June 25, 2007. The LTIP is a compensation plan designed to attract, motivate and retain qualified employees and directors and align their interests with those of the shareholders. All employees and directors of the Company and its subsidiaries who are selected by the Compensation Committee of the Board of Directors in its sole discretion are eligible to participate in the LTIP. A copy of the LTIP is attached as Appendix A to the Company's definitive proxy statement for its 2007 annual meeting of shareholders filed with the Securities and Exchange Commission on July 24, 2007.

      The Company has reserved an aggregate of 28,000,000 of its common shares to be awarded under the LTIP. The Company previously had just over 28 million shares reserved and available for future option grants under the Compuware Corporation Fiscal 1999 Stock Option Plan, the Compuware Corporation Stock Option Plan for Non-Employee Directors and the Compuware Corporation 2001 Broad Based Stock Option Plan. These stock option plans are now terminated as to future grants.

      The LTIP will be administered by the Compensation Committee of the Board of Directors, or any other committee or sub-committee of the Board designated by the Board. The Compensation Committee has the power to select participants who will receive awards, to make awards under the LTIP and to determine the terms and conditions of awards (subject to the terms and conditions of the LTIP). The Compensation Committee also has power to, among other things, interpret the terms of the LTIP and establish rules and regulations for the administration of the LTIP. To the extent permitted by applicable law, the Compensation Committee may delegate its authority under the LTIP to the Company's Chief Executive Officer with respect to awards to be made to, or held by, persons who are not executive officers or directors of the Company.

      The Compensation Committee may grant incentive or nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based cash or stock awards and annual cash incentive awards under the LTIP. The terms of each award, including any time- or performance-based


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vesting provisions and any other terms and conditions of the award as determined by the Committee consistent with the LTIP, will be set forth in a written agreement with the recipient. The LTIP limits grants to any one employee participant in any one fiscal year to 500,000 options or stock appreciation rights, 200,000 restricted shares or restricted stock units and 200,000 performance awards. The LTIP further limits the dollar value payable to any one employee participant in any one fiscal year on restricted stock units, performance awards or annual incentive awards valued in cash to the lesser of $10 million or five times the participant's base salary as of the beginning of the fiscal year. To date, no grants or awards have been made to any director, executive officer or any employee under the LTIP.

      Options and stock appreciation rights granted under the LTIP may not be exercised after the tenth anniversary of the grant date. The exercise price of any option or stock appreciation right must not be less than the fair market value of our common shares on the grant date and may not be reduced later except with shareholder approval. Payment of the exercise price and withholding tax obligations may be made (1) by cash or check, (2) by delivery of our common shares that have a fair market value equal to the exercise price, (3) pursuant to a broker-assisted cashless exercise, (4) by delivery of other consideration approved by the Compensation Committee with a fair market value equal to the exercise price, or (5) by other means determined by the Compensation Committee. Withholding taxes on restricted shares and other LTIP awards may be satisfied by similar means.

      Unless the participant's agreement otherwise provides, the LTIP provides that termination of employment or a director's term of office will have the following effects on awards:

o     Options and Stock Appreciation Rights

      o Due to any reason other than death prior to vesting, right to exercise terminates.

      o     Due to death prior to vesting, immediately becomes fully vested.

      o If termination occurs after vesting other than due to death or disability, then exercisable to the extent exercisable upon termination until the earlier of the expiration date or three months after termination.

      o If termination occurs after vesting due to death or disability, then exercisable to the extent exercisable upon termination until the expiration date.

      o The Compensation Committee may accelerate the participant's right to exercise an option or extend the option term, subject to any other limitations.

o     Restricted Stock and Restricted Stock Units

      o If termination occurs before vesting other than due to death, award is generally forfeited.

      o If termination occurs before vesting due to death, all restrictions lapse.

      o The Compensation Committee may provide that award will remain outstanding and continue to vest after termination or may waive restrictions, subject to any other limitations.

o     Performance Awards

      o     If termination occurs before vesting, award expires.

      o The Compensation Committee may provide for a continuation or acceleration of the award after termination or waive any conditions or restrictions, subject to any other limitations.

o     Annual Incentive Award

      o If termination occurs due to disability or death prior to the end of the Company's fiscal year, entitled to a pro-rata payment of the annual incentive award.

      o If termination is due to any other reason, award for that fiscal year is forfeited.


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

      Under the LTIP, the Compensation Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any common shares immediately lapses; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; (iv) all performance measures are deemed to have been satisfied for any outstanding annual incentive award, which immediately become payable; or (v) awards may be treated in any other way as determined by the Compensation Committee. The Compensation Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share.

      LTIP awards are generally not transferable other than by will or the laws of descent and distribution. However, a participant may assign or transfer an award, other than an incentive stock option, with the consent of the Compensation Committee.

      No new awards may be granted under the LTIP on or after June 24, 2017. The Board may terminate the LTIP or the granting of any awards under the LTIP at any time. In addition, the Board may amend the LTIP and the Compensation Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the LTIP, increases the common shares available under the LTIP (except under the adjustment provisions of the LTIP), changes the eligibility provisions or modifies the LTIP in a manner requiring shareholder approval under any applicable stock exchange rule. Except under limited circumstances, an amendment to the LTIP or a grant agreement will not, without the consent of the participant, adversely affect the participant's outstanding awards.

Item 8.01. Other Events.

      On August 29, 2007, the Company issued a press release announcing that its Board of Directors authorized the repurchase of up to $200 million of the Company's Common Stock on the open market from time to time based upon market and business conditions. A copy of the press release is filed with the Report as
Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits.

            10.105 2007 Long Term Incentive Plan (filed on July 24, 2007 as Appendix A to the Company's definitive proxy statement for its 2007 annual shareholders meeting and incorporated herein by reference).

            99.1        Press Release (for Item 2.05), dated August 29, 2007.

            99.2        Press Release (for Item 8.01), dated August 29, 2007.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               COMPUWARE CORPORATION


Date: August 30, 2007                            By:/s/ Laura L. Fournier
                                                    --------------------------
                                                 Laura L. Fournier
                                                 Senior Vice President
                                                 Chief Financial Officer

                                INDEX OF EXHIBITS

         Exhibit No.                        Description
         -----------      ----------------------------------------------------

            99.1          Press Release (for Item 2.05), dated August 29, 2007

            99.2          Press Release (for Item 8.01), dated August 29, 2007


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